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                                  EXHIBIT 10.9

                                 USG CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT

                         DATE OF GRANT: _______________

     WHEREAS, _________________ (the "Optionee") is an employee of USG Corporation (the "Company") or a Subsidiary;

     WHEREAS, the Board of Directors of the Company (the "Board") has granted to the Optionee, effective as of ___________, 20__ (the "Date of Grant"), an Option Right (the "Option") pursuant to the Company's Long-Term Incentive Plan, as amended (the "Plan") to purchase _________ Common Shares of the Company at a price of $______ per share, which represents the Market Value per Share on the Date of Grant (the "Option Price"), subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth;

     WHEREAS, the execution of a Nonqualified Stock Option Agreement substantially in the form hereof to evidence the Option has been authorized by a resolution of the Board; and

     WHEREAS, the Option is intended as a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the Company and the Optionee agree as follows:

1.   RIGHT TO EXERCISE.

     (a) Subject to Sections 1(b) and (c), Section 3 and Section 5 below, the Option will become exercisable to the extent of twenty percent (20%) of the total number of Common Shares underlying the Option on each of the first five anniversaries of the Date of Grant if the Optionee remains continuously employed until such time. To the extent the Option is exercisable, it may be exercised in whole or in part.

     (b) Notwithstanding Section 1(a) above, the Option shall become immediately exercisable in full, if at any time prior to the termination of the Option, a Change in Control shall occur.

     (c)  Notwithstanding Section 1(a) above:

          (i) If the Optionee should die or become permanently and totally disabled while in the employ of the Company or any Subsidiary, this Option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with
               Section 3 below.

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          (ii) If, following January 1, 2007, the Optionee should retire under a retirement plan (including, without limitation, any supplemental retirement plan) of the Company or any Subsidiary at or after the earliest voluntary retirement age provided for in any such retirement plan ("Retirement"), one-half of the unexercisable portion of this Option at the time of such Retirement shall continue to become exercisable pursuant to the original vesting schedule and shall remain exercisable until terminated in accordance with Section 3 below. The remaining one-half of the unexercisable portion of the Option at the time of Retirement shall be immediately forfeited and of no further force or effect.

2. PAYMENT. The Option Price shall be payable (a) in cash or by check acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, or (c) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

3. TERMINATION. This Option shall terminate on the earliest of the following dates:

     (a) Six (6) months after the Optionee ceases to be an employee of the Company or a Subsidiary, unless the Optionee ceases to be such employee by reason of death, permanent and total disability or Retirement;

     (b) One (1) year after the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein), or if the same occurs within the six (6) month period referred to in subsection (a) hereof;

     (c) Three (3) years after the permanent and total disability of the Optionee if the Optionee becomes permanently and totally disabled while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein), or if the same occurs within the six (6) month period referred to in subsection (a) hereof;

     (d)  Five (5) years after the Retirement of the Optionee; and

     (e)  Ten (10) years from the Date of Grant.

4. OPTION NONTRANSFERABLE. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution.


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5.   COMPLIANCE WITH LAW. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal, state or other securities law.

6. ADJUSTMENTS. The Board (or a committee of the Board) shall make such adjustments in the Option Price and in the number or kind of Common Shares or other securities covered by this Option as the Board (or a committee of the Board) in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization or partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board (or a committee of the Board), in its discretion, may provide in substitution for any or all of the Option Rights provided for herein such alternative consideration as it may determine to be equitable in the circumstances.

7. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with exercise of this Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of this Option. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value per Share on the date of exercise. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates.

8. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (i) transfer of the Optionee's employment among the Company and its Subsidiaries or (ii) an approved leave of absence.

9. NO EMPLOYMENT CONTRACT. This Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.

10. INFORMATION. Information about the Optionee and the Optionee's participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third


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     party administrators whether such persons are located within the Optionee's country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee's participation in the Plan in any one or more of the ways referred to above.

11. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Option hereunder.

12. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

13. SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

14. SUCCESSORS AND ASSIGNS. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.


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     Executed in the name and on behalf of the Company at______________________,
___________________, as of the ______ day of __________, 20__.

                                        USG CORPORATION


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     The undersigned Optionee hereby accepts the Option Rights evidenced by this Nonqualified Stock Option Agreement on the terms and conditions set forth herein and in the Plan.

Dated:
       ------------------------------   ----------------------------------------
                                        [OPTIONEE NAME]


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